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                                                                   EXHIBIT 10.37


                         MORTGAGE AND SECURITY AGREEMENT

                                 by and between

                          LITTLE BAY POWER CORPORATION
                             222 International Drive
                              Portsmouth, NH 03801

                                       and

                               SELECT ENERGY, INC.
                                107 Selden Street
                                Berlin, CT 06037

                          Dated as of February 6, 2001

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                        MORTGAGE AND SECURITY AGREEMENT


         This MORTGAGE AND SECURITY AGREEMENT (this "Mortgage") is entered into as of February 6, 2001, by and between LITTLE BAY POWER CORPORATION, a New Hampshire corporation with a mailing address of 222 International Drive, Portsmouth, New Hampshire 03801, ("LBP") and Select Energy, Inc., a Connecticut corporation with a mailing address of 107 Selden Street, Berlin, Connecticut 06037 ("Select Energy"), pursuant to a Purchase Power Agreement dated as of February 6, 2001 (the "Purchase Agreement"), by and between LBP's affiliate, Great Bay Power Corporation (GBP"), and Select Energy.

         WHEREAS, LBP is the owner of an undivided 2.89989% interest in the Seabrook Nuclear Power Plant located in Seabrook, New Hampshire ("Seabrook") and has a percentage interest in the capacity and net electrical output of Seabrook pursuant to an Agreement of Joint Ownership, Construction and Operation of Nuclear Units dated May 1, 1973, as amended (the "JOA"); and

         WHEREAS, Select Energy is entitled to sell electrical power generated by the Millstone Point Nuclear Power Plant Unit Nos. 2 and 3 located in Connecticut ("Millstone");

         WHEREAS, the Purchase Agreement, providing for the purchase of electrical power by Select Energy and GBP from each other, calls for Select Energy to purchase from GBP fifty (50) megawatts ("MW") of electrical power from Seabrook (representing approximately 4.3178% of the 1,158 MW maximum claimed capacity of Seabrook) (the "Purchased Power"), which capacity and associated energy GBP has the right to sell pursuant to the JOA, on the terms and conditions set forth in the Purchase Agreement; and

         WHEREAS, the Purchase Agreement also provides for the purchase by GBP from Select Energy of a like amount of electrical power from Millstone (50 MW) (the "Millstone Power"), which capacity and associated energy Select Energy has the right to sell, on the terms and conditions set forth in the Purchase Agreement; and

         WHEREAS, the Purchase Agreement also provides that delivery of electrical power by the parties to each other shall occur contemporaneously and that GBP shall pay for its energy from Select Energy on or subsequent to delivery thereof, but that Select Energy shall pay for a portion of the Purchased Power from GBP prior to delivery of such power (the "Prepaid Seabrook Power"); and

         WHEREAS, the Purchase Agreement further provides that LBP shall grant to Select Energy a mortgage lien and security interest in all of LBP's properties and assets at Seabrook to secure the obligations of GBP under the Purchase Agreement (i) to deliver the Prepaid Seabrook Power and/or to make payment in lieu thereof, and (ii) to make payment for the Millstone Power, to the extent provided, and as more particularly described in, the Purchase Agreement.

         NOW, THEREFORE, LBP by this Mortgage, in order to secure the obligations hereinafter described, does hereby GRANT, BARGAIN, SELL, CONVEY, WARRANT,




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ASSIGN, TRANSFER, MORTGAGE, PLEDGE, SET OVER AND CONFIRM unto Select
Energy for the benefit of Select Energy, and does hereby CREATE, A SECURITY INTEREST IN FAVOR OF Select Energy for the benefit of Select Energy, in all of LBP's right, title and interest in and to all of the assets, properties and rights of LBP referred to in the following Granting Clauses, whether now owned or hereafter acquired (the "Mortgaged Property"):

                              GRANTING CLAUSE FIRST

                                      LAND

         The interest of LBP in the fee simple estate located in the Town of Seabrook, County of Rockingham and State of New Hampshire more particularly described in SCHEDULE 1 hereto (the "Land").

                             GRANTING CLAUSE SECOND

                                  IMPROVEMENTS

         All buildings, structures, fixtures and other improvements and replacements thereof and additions thereto now or hereafter located on the Land, and all fixtures, attachments and equipment of every nature whatsoever now or hereafter owned by LBP and located in or on, or attached to, and used or intended to be used in connection with the operation of the business on the Land (the "Improvements") (together with the Land, the "Real Property").

                              GRANTING CLAUSE THIRD

                           EASEMENTS AND RIGHTS OF WAY

         All of LBP's right, title and interest in and to all streets, roads, public places, easements and rights-of-way, existing or hereafter arising, public or private, adjacent to and used in connection with, belonging or pertaining to the Real Property and all uses, servitudes, licenses, tenements, hereditaments and appurtenances now or hereafter belonging or appertaining to any of the foregoing (collectively, "Easements and Rights of Way").

                             GRANTING CLAUSE FOURTH

                                 OTHER PROPERTY

         All of LBP's right, title and interest in all rights, hereditaments and appurtenances pertaining to any of the foregoing, and all properties, rights or interests of every kind or character that LBP now has or at any time hereafter acquires in and to the Real Property, or the Improvements, including without limitation, water rights, rights of ingress and egress and all reversionary rights and interests of LBP with respect to such property.

                              GRANTING CLAUSE FIFTH




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                                PERSONAL PROPERTY

         All properties, assets and rights of LBP constituting tangible personal property under applicable law, now owned or hereafter acquired or arising, located at the Real Property, and used in connection with the Real Property (the "Personal Property"), including without limiting the generality of the foregoing, (i) all machinery, equipment, fixtures, furnishings and inventory, now or hereafter attached to or used in or about the Real Property or the Improvements or that are necessary or useful for the use and occupancy of the Improvements for the purposes for which they were or are to be attached, placed, erected, constructed or developed, or which Personal Property is or may be used in or is related to the planning, development, financing or operation of the Improvements, and all renewals of or replacements or substitutions for any of the foregoing, whether or not the same are or shall be attached to the Real Property or the Improvements; (ii) all building materials and equipment now or hereafter delivered to and intended to be installed in or on the Real Property or the Improvements; (iii) all plans and specifications for the Improvements;
(iv) all contracts relating to the Real Property, the Improvements or the Personal Property; and (v) all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the Real Property, the Improvements or the Personal Property, to the full extent LBP has the legal right and authority to grant a security interest therein.

                              GRANTING CLAUSE SIXTH

                                    PROCEEDS

         All reversions, remainders, rents, issues, profits, revenues and other income and products, proceeds and replacements of, and accessions and additions to, any of the foregoing property, all proceeds of the conversion, voluntary or involuntary, of any of the foregoing property into cash or liquidated claims, including, without limitation, all proceeds of sales, leases or other dispositions, judgments, insurance claims, damage awards, condemnation proceedings or the taking, damage or destruction to any of the foregoing, and all right, title and interest of every kind and nature whatsoever of LBP in and to the same and every part thereof; provided, however, that nothing in this Granting Clause Sixth shall preclude LBP from deriving and retaining income and profits from the Real Property, Easements and Rights of Way, other property and Personal Property prior to the occurrence of any Mortgage Default.

                             GRANTING CLAUSE SEVENTH

                     2.89989% OWNERSHIP INTEREST IN SEABROOK

         All of LBP's 2.89989% undivided ownership interest in common with other Participants (as defined in the JOA) in Seabrook, the Land being located in the Town of Seabrook, Rockingham County, New Hampshire and the Easements and Rights of Way being located in the Towns of Seabrook, Hampton Falls and Hampton, Rockingham County, New Hampshire.

         TO HAVE AND TO HOLD the Mortgaged Property unto Select Energy and its successors and permitted assigns forever (subject to Section 8.2 hereof).





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                                   ARTICLE I

                                   DEFINITIONS

         1.1 TERMS DEFINED. Except as otherwise expressly provided, all capitalized terms used in this Mortgage, the exhibits hereto and any certificates, reports or other documents or instruments made or delivered pursuant to or in connection with this Mortgage shall have the meanings set forth for such terms in EXHIBIT A hereto or as otherwise defined herein; capitalized terms not so defined shall have the meanings given such terms in the Purchase Agreement.

                                   ARTICLE II

                             THE SECURED OBLIGATIONS

         2.1 THE SECURED OBLIGATIONS. This Mortgage is given to secure the following:

                  (a) THE PURCHASE AGREEMENT. The rights of Select Energy to delivery of the Prepaid Seabrook Power and/or cash payments in lieu thereof, together with certain related amounts, and to payment for the Millstone Power (subject to limitation as herein provided), in accordance with Sections 7.2, 7.3 and 7.5 of the Purchase Agreement.

                  (b) SECURITY DOCUMENTS. The obligations of LBP to pay any amounts due to Select Energy under this Mortgage and to perform any obligation of LBP under this Mortgage.

The obligations described in this Section 2.1 are hereinafter collectively called the "Secured Obligations." NOTICE IS HEREBY GIVEN pursuant to New Hampshire RSA 479:3 that this Mortgage secures the Secured Obligations up to a maximum amount of ten million dollars ($10,000,000).

         2.2 FULLY SECURED. Each and all Secured Obligations at any time outstanding shall in all respects be fully secured hereby, without preference, priority or distinction on account of date or dates or the actual time or times of the issue or maturity of said Secured Obligations or any of them, so that all Secured Obligations at any time issued and outstanding shall have the same right, lien and preference under and by virtue of this Mortgage and shall all be fully secured hereby, with like effect as if they had all been executed and delivered simultaneously on the date hereof whether such Secured Obligations, or any of them, shall actually be issued on such date or some future date, or whether such Secured Obligations, or any of them, shall have been authorized to be issued on the date hereof or in the future under the provisions of this Mortgage or the Purchase Agreement, or of any document or instrument created in furtherance of the purposes of this Mortgage.




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                                  ARTICLE III

                               SECURITY AGREEMENT

         3.1 SECURITY INTEREST. This Mortgage shall be a security agreement between LBP, as the debtor, and Select Energy, as the secured party, for the benefit of Select Energy with respect to those portions of the Mortgaged Property constituting personal property or fixtures governed by the New Hampshire Uniform Commercial Code (hereinafter called the "Code"), and LBP grants to Select Energy for the benefit of Select Energy a security interest in such portions of the Mortgaged Property. In addition to Select Energy's other rights hereunder, Select Energy shall have all rights of a secured party under the Code. LBP shall execute and deliver to Select Energy all financing statements and continuation statements that may be reasonably requested by Select Energy to establish and maintain the validity and priority of Select Energy's security interest, and LBP shall bear all costs thereof in accordance with the Purchase Agreement. If Select Energy should dispose of any of the Mortgaged Property pursuant to the Code, ten (10) days' written notice by Select Energy to LBP shall be deemed to be reasonable notice.

         3.2 FIXTURES. Some of the items of the Mortgaged Property described herein are goods that are or are to become fixtures related to the Mortgaged Property, and it is intended that, as to those goods, this Mortgage shall be effective as a financing statement filed as a fixture filing from the date of its recording in the Registry of Deeds of Rockingham County.

                                   ARTICLE IV

                      REPRESENTATIONS AND COVENANTS OF LBP

         LBP makes the following representations and covenants, which shall continue in full force and effect until the discharge in full of the Secured Obligations, following which the provisions of this Article IV shall terminate and be of no further force or effect:

         4.1 TITLE TO PROPERTY. LBP hereby represents and warrants that LBP has not granted any liens on the Mortgaged Property other than the Permitted Encumbrances. LBP has all rights in and to the Mortgaged Property owned by it necessary to permit the use of such properties as provided for in the JOA. LBP shall and will warrant and defend the lien of this Mortgage against all claims and demands of other lienholders, other than the holders of the Permitted Encumbrances, and shall and will maintain and preserve the lien of this Mortgage as a valid mortgage lien on and a priority security interest in the Mortgaged Property and every part thereof, subject only to the Permitted Encumbrances, so long as any of the Secured Obligations are outstanding or undischarged, and LBP at its expense will take or cause to be taken such action as may be necessary to discharge or eliminate or bond any Lien on the Mortgaged Property which is superior to this Mortgage (other than the Permitted Encumbrances) as the same shall arise at any time.

         4.2 THE MORTGAGED PROPERTY. LBP hereby covenants and agrees that, without the prior written approval of Select Energy, or as otherwise permitted in the Purchase Agreement, LBP (i) other than in the ordinary course of business and so long as any such transaction would



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not materially reduce or impair LBP's interest in the Mortgaged Property, will not, directly or indirectly, convey, assign, transfer, sell or otherwise dispose of all or any part of LBP's legal or beneficial interest in the Mortgaged Property, and (ii) will not create or permit to exist any Lien on its interest in the Mortgaged Property, which is superior to, or pari passu with, this Mortgage, other than the Permitted Encumbrances.

         4.3      RECORDATION, PERFECTION, ETC.

                  (a) LBP at its expense will at all times cause this Mortgage and any amendment or modification thereof or supplement thereto to be recorded, registered and filed and to be kept recorded, registered and filed and will cause any requisite financing statement with respect to this Mortgage to be filed, and will pay all such recording, registration, filing or other similar fees, taxes and charges, and will comply with all such statutes and regulations as may be required by law in order to establish, preserve and protect the mortgage lien and security interest of this Mortgage on the Mortgaged Property and the rights of Select Energy hereunder.

                  (b) LBP represents and warrants that its chief executive office (as such term is used in Article 9 of the Code) is located at 222 International Drive, Portsmouth, NH 03801, and that its chief place of business (as such term is used in Article 9 of the Code) is located at 222 International Drive, Portsmouth, NH 03801.

                  (c) LBP will not (i) maintain its chief place of business or its chief executive offices at a location other than the location thereof (or change the mailing address of its chief executive office) referred to in Section 4.3(b) hereof, or (ii) change its name, in each case without having given Select Energy reasonable prior written notice and having delivered to Select Energy all additional agreements, financing statements, instruments or other documents which in the reasonable judgment of Select Energy are necessary to maintain recorded and perfected under applicable law the mortgage lien and the security interest created by this Mortgage.

         4.4 NO CLAIMS AGAINST SELECT ENERGY. Nothing contained in this Mortgage shall constitute any consent or request by Select Energy, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor give LBP any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Select Energy in respect thereof.

         4.5      LIENS, ETC.; PERMITTED CONTESTS.

                  (a) LBP will not directly or indirectly create, incur, assume or permit to exist, and will discharge, or promptly cause to be discharged, any Lien with respect to the Mortgaged Property or any part thereof (other than Liens voluntarily created by other owners of the Mortgaged Property under the JOA on their respective ownership interests)




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         or its interest therein having priority over this Mortgage, other than the Permitted Encumbrances.

                  (b) LBP at its expense may contest by appropriate proceedings conducted in good faith the amount or validity or application, in whole or in part, of any Lien or any Legal Requirement, provided that (i) all proceedings to enforce the Lien against the Mortgaged Property or any part thereof shall have been duly suspended,
         (ii) in the case of a Legal Requirement, neither LBP nor Select Energy would be in any danger of any liability for failure to comply therewith, (iii) in the case of a judgment Lien, so long as the judgment it secures shall have been discharged or the execution thereof stayed pending appeal, in either case prior to the earlier of the commencement of proceedings for the enforcement thereof or 30 days after the entry thereof, and so long as such judgment shall have been discharged within 30 days after the expiration of any such stay, (iv) LBP shall have set aside on its books adequate reserves with respect thereto, or shall have established and shall maintain in effect adequate bonds or other security to protect against the enforcement of such Lien, and (v) the Debt of LBP relating to such Lien shall be paid before the period in which to redeem the portion of the Mortgaged Property affected thereby has expired.

         4.6 JOINT OWNERSHIP AGREEMENT. LBP hereby covenants and agrees that it shall timely fulfill its obligations under the JOA, unless it cannot do so as a result of a breach of the Purchase Agreement by Select Energy.

         4.7 REPORTING REQUIREMENTS. LBP hereby covenants and agrees to provide Select Energy with a detailed cash flow statement and forecast each Monday during such time as this Mortgage is in effect.

                                   ARTICLE V

                                DEFAULT; REMEDIES

         5.1 DEFAULT. The following events shall each constitute a "Mortgage Default" under this Mortgage:

                  (a) The failure of GBP to deliver the Prepaid Seabrook Power, or to make payment in lieu thereof, in accordance with Sections
         7.2 and 7.3 of the Purchase Agreement;

                  (b) The failure of GBP to pay for the Millstone Power within three (3) days of the date the same becomes due and payable as provided in the Master Power Purchase Agreement (defined below);

                  (c) The filing by GBP of a voluntary petition under any section of the United States Bankruptcy Code, or the filing by one or more third parties of an involuntary petition against GBP under any section of the United States Bankruptcy Code, which involuntary petition is not dismissed within ninety (90) days of the date of filing;



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                  (d)      The failure of LBP to comply with the covenants of
         this Mortgage within thirty (30) days of receipt by LBP of written notice of such noncompliance from Select Energy; and

                  (e) The occurrence of an Event of Default under the Purchase Agreement.

         5.2 POWER OF ENFORCEMENT. If a Mortgage Default shall have occurred and be continuing, Select Energy shall have the right--

                  (a) except with respect to a Mortgage Default as defined in Section 5.1(e) hereof, to accelerate the entire remaining unpaid Prepaid Power Balance (as defined in the Purchase Agreement) together with all other amounts required to be paid in conjunction with the payment of such Prepaid Power Balance at such time, in accordance with Sections 7.2 and 7.3 of the Purchase Agreement; and

                  (b) subject to Section 5.3 hereof, either with or without entry or taking possession as herein provided or otherwise, to proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy (i) to enforce the performance of the Secured Obligations, (ii) to foreclose the mortgage lien of this Mortgage and to cause to be sold as an entirety or in separate lots or parcels the Mortgaged Property, under the judgment or decree of a court or courts of competent jurisdiction or under the provisions of this Mortgage,
         (iii) to exercise any and all of the rights and remedies of a secured creditor under the laws of the State of New Hampshire, (iv) to take possession of any or all of the Mortgaged Property, and (v) to pursue any other remedy available to it, as Select Energy shall deem most effectual for such purpose.

LBP agrees to reimburse Select Energy for all reasonable costs and expenses incurred by Select Energy in pursuing any enforcement remedy authorized by this
Section 5.2 or otherwise authorized under the Purchase Agreement or this Mortgage, including but not limited to reasonable attorneys' fees.

         5.3 POWER OF SALE; FORECLOSURE. This Mortgage is upon the STATUTORY CONDITIONS and upon the further condition that all covenants and agreements on the part of LBP herein undertaken shall be kept and fully and timely performed. If a Mortgage Default shall have occurred and be continuing, Select Energy shall have the right to foreclose pursuant to the STATUTORY POWER OF SALE (as permitted by law), in addition to all other rights and remedies given to Select Energy as mortgagee and secured party under the laws of the State of New Hampshire and this Mortgage. Select Energy shall have the power to sell, lease or otherwise dispose of the Mortgaged Property or any part thereof in one or more parcels at public or, for items not constituting real property, private sale, at any exchange, broker's board or at any office of Select Energy or elsewhere, for cash, on credit or for future delivery and at such price or prices and upon such other terms as is commercially reasonable. Any notice required by law of sale or other disposition of any of the Mortgaged Property not constituting real property by Select Energy shall be deemed reasonable if given ten (10) days or more prior to the time of any public sale or the time after which any private sale is to be made. LBP covenants that in case of a





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sale in accordance with the terms of this Section 5.3, LBP, or any person in possession, shall forthwith deliver possession to the purchaser at such sale, or be summarily dispossessed, to the extent permitted under applicable law.

         5.4 RECEIPT SUFFICIENT DISCHARGE TO PURCHASE. Upon any sale of the Mortgaged Property or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise, the receipt of the officer making the sale under judicial proceedings or of Select Energy shall be a sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obliged to see to the application thereof.

         5.5 SALE A BAR AGAINST LBP. Any sale of the Mortgaged Property or any part thereof or any interest therein pursuant to this Mortgage, whether pursuant to lawful foreclosure or lawful power of sale, shall forever be a perpetual bar against LBP to assert any claim of ownership to the Mortgaged Property or such part thereof or such interest therein.

         5.6 APPLICATION OF PROCEEDS OF SALE. The proceeds of any sale of the Mortgaged Property or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise hereunder, together with any moneys at the time held by LBP as part of the Mortgaged Property, shall be applied as provided in Section 6.2 hereof.

         5.7 REMEDIES, ETC. CUMULATIVE. Each right, power and remedy of Select Energy provided for in this Mortgage or the Purchase Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by any Person of any one or more of the rights, powers or remedies provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by such Person of any or all such other rights, powers or remedies. No provision of this Mortgage shall be deemed to grant third party beneficiary rights to any Person, other than Select Energy.

         5.8 CERTIFICATE AS TO NO MORTGAGE DEFAULT, ETC.; INFORMATION. Each of LBP and Select Energy will deliver to the other, within twenty (20) days following receipt of a written request therefor, a certificate stating that it has no knowledge after due inquiry of any Mortgage Default hereunder or, if any Mortgage Default has occurred and is continuing, specifying the nature and period of existence thereof and, in the case of LBP, what action LBP is taking or proposes to take with respect thereto.

         5.9 COMPROMISE OF ACTIONS, ETC. Any action, suit or proceeding brought by Select Energy pursuant to this Mortgage or otherwise, and any claim made by Select Energy under this Mortgage or otherwise, may be compromised, withdrawn or otherwise dealt with by Select Energy without any notice to or approval of LBP.

         5.10 NO WAIVER, ETC. No failure by Select Energy to insist upon the strict performance of any term of this Mortgage or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term or of any such breach. No waiver of any




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breach shall affect or alter this Mortgage, which shall continue in full force and effect with respect to any other then existing or subsequent breach. No action or inaction on the part of LBP shall adversely affect or limit in any way the rights of Select Energy under this Mortgage.

         5.11 RECEIPT AFTER COMMENCEMENT OF FORECLOSURE. Receipt and acceptance by Select Energy, after the commencement of foreclosure proceedings, of anything of value (other than payment in full) to be applied on or to the Secured Obligations shall not constitute a waiver of the rights of foreclosure by Select Energy.

         5.12 TERMS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof is not unlawful, and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. If any term of this Mortgage or any application thereof shall be held to be invalid, illegal or unenforceable, the validity of other terms of this Mortgage or any other application of such terms shall in no way be affected thereby.

         5.13 LIMITATION ON INTEREST. All agreements between LBP and Select Energy, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency shall any interest contracted for, charged or received by Select Energy exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Select Energy in excess of the maximum lawful amount, the interest payable to Select Energy shall be reduced to the maximum amount permitted Select Energy under applicable law; and if from any circumstance Select Energy shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be refunded to LBP, or applied to any other lawful amounts then due and owing by LBP to Select Energy.

                                   ARTICLE VI

                      RECEIPT, DISTRIBUTION AND APPLICATION
                    OF CASH AND PROCEEDS FROM THE COLLATERAL

         6.1 CASH HELD BY SELECT ENERGY: INVESTMENTS. Unless otherwise provided herein, any cash held by Select Energy under this Mortgage shall (until applied to any Secured Obligations then due) be deposited and held by Select Energy in a separate bank deposit account as security for the Secured Obligations. Any amounts held by Select Energy the application of which is not then required by the provisions of this Mortgage, may be invested and reinvested by Select Energy in money market and similar investments. All interest received by Select Energy with respect to any such investments shall be held by Select Energy for application in the same manner as the amounts upon the investment of which such interest was earned and may be liquidated as necessary for the application of such amounts so held and invested as may be required hereunder. All commissions and other costs and expenses incurred by Select Energy in connection with the acquisition or disposition by it of any such investments may be deducted by Select Energy from the interest received by Select Energy with respect thereto.



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         6.2      DISTRIBUTION OF AMOUNTS RECEIVED AFTER A MORTGAGE DEFAULT. All
amounts received and realized by Select Energy after a Mortgage Default shall have occurred and be continuing, as well as all amounts then held or thereafter received by Select Energy as part of the Mortgaged Property, shall be delivered to Select Energy and distributed by Select Energy first to payment of the expenses of any foreclosure hereunder, then for payment and performance of the Secured Obligations, and the balance to LBP. In the event of any redemption of the Mortgaged Property by LBP pursuant to a right of redemption granted by the law of the State of New Hampshire subsequent to commencement of foreclosure proceedings by Select Energy, the redeeming party shall pay all advances, costs and expenses (including reasonable attorney's fees) incurred by Select Energy in connection with such foreclosure proceedings to the date of redemption.

                                  ARTICLE VII

                   SUPPLEMENTS AND AMENDMENTS TO THIS MORTGAGE

         7.1 CONDITIONS AND LIMITATIONS. This Mortgage may only be supplemented or amended by the execution and delivery by LBP and Select Energy of a written instrument, which shall be duly recorded in the Rockingham County Registry of Deeds.

                                  ARTICLE VIII

                            FURTHER ASSURANCES, ETC.

         8.1 FURTHER ASSURANCES. LBP at LBP's expense will duly execute, acknowledge and deliver all such conveyances, mortgages, security interests, pledges, assignments, assurances and other instruments and take all such other action as Select Energy from time to time may reasonably request (a) to subject to the mortgage lien or security interest created by this Mortgage all or any portion of the Mortgaged Property, (b) to perfect, publish notice or protect the validity of the mortgage lien or security interest created by this Mortgage, (c) to preserve and defend the title of LBP to the Mortgaged Property and the rights of Select Energy therein against the claims of all Persons so long as this Mortgage shall remain undischarged, or (d) further to effect the purposes of this Mortgage and to carry out the terms hereof or better to assure and confirm to Select Energy its rights, powers and remedies hereunder.

         8.2 DEFEASANCE AND RELEASE, ETC. Notwithstanding anything to the contrary in this Mortgage, upon the performance in full of GBP's obligation to deliver the Prepaid Seabrook Power to Select Energy or to make payment in lieu thereof (together with all other amounts due with respect to the Prepaid Seabrook Power, if any), in accordance with Sections 7.2 and 7.3 of the Purchase Agreement, Select Energy will execute and deliver to LBP, at the request and expense of LBP, a proper instrument or instruments (including without limitation appropriate termination statements) acknowledging the satisfaction and discharge of the mortgage lien and security interest created by this Mortgage and will duly release, discharge, transfer and deliver to LBP, or to whomsoever may be lawfully entitled thereto, the property constituting the Mortgaged Property then held by Select Energy as mortgagee and secured party.

                                   ARTICLE IX

                           EXCLUSIVITY; NOTICES, ETC.

         9.1 EXCLUSIVITY. The parties hereby acknowledge and agree that the provisions set forth in this Mortgage shall constitute the sole provisions governing the granting of security by LBP with respect to the Secured Obligations and the exercise of remedies by Select Energy or its successor in connection therewith so long as this Mortgage remains in effect, and that any provisions in the Master Power Purchase and Sale Agreement dated as of February 5, 2001, by and between GBP and Select Energy (the "Master Power Purchase Agreement") related to the subject matter of this Mortgage, whether or not consistent with the terms hereof, shall not apply so long as this Mortgage remains in effect.

         9.2 NOTICES, DIRECTIONS, ETC. All notices and other communications hereunder shall be in writing and mailed by United States mail, telexed, telecopied or delivered by hand to the applicable person at the addresses indicated below:

         (i)      if to LBP:

                  Little Bay Power Corporation
                  222 International Drive
                  Portsmouth, NH 03801
                  Attn: Frank W. Getman Jr., President & CEO

         (ii)     if to Select Energy:

                  107 Selden Street
                  Berlin, Connecticut  06037
                  Attn: David R. McHale, Vice President and Treasurer

         All such notices and other communications so mailed, telexed, telecopied or delivered, shall be deemed given or delivered when received it sent by mail, or when delivered if sent by telecopy, telex or delivered by hand.

         9.3 SEVERABILITY. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.4 SUCCESSORS AND ASSIGNS. No assignment, pledge or other transfer of this Mortgage or the Mortgaged Property by either party may be made without prior written consent of the other party, which consent shall not be unreasonably withheld. This Mortgage shall be binding upon and inure to the benefit of, and may be performed by, the successors and assigns of the parties, except that no assignment, pledge or other transfer of this Mortgage by either party shall operate to release the assignor or transferor from any of its obligations under this Mortgage unless: (1) consent to the release is given in writing by the other party; (2) such transfer is incident to a merger or consolidation with, or transfer of all or substantially all of the assets of the transferor to another person or business entity which shall, as part of such succession, assume all the obligations of the transferor under this Mortgage.

         9.5 MISCELLANEOUS. The construction, performance, enforcement and validity of this Mortgage shall be governed by and determined in all respects under the laws of the State of New Hampshire. The headings in this Mortgage are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, LBP and Select Energy have caused this Mortgage to be executed by an officer duly authorized on the date first above written.



                                LITTLE BAY POWER CORPORATION

                                By: /s/ Frank W. Getman Jr.
                                    ----------------------------------------
                                    Frank W. Getman Jr.
                                    Its President & CEO


                                NORTHEAST UTILITIES SERVICE CO.,
                                AS AGENT FOR SELECT ENERGY, INC.

                                By: /s/ Randy Shoop
                                    ----------------------------------------
                                    Randy Shoop
                                    Assistant Treasurer

STATE OF NEW HAMPSHIRE              )
                                    : ss:                      DATE:
COUNTY OF                           )
          -------------------

         Then personally appeared before me Frank W. Getman, Jr., who being by me duly sworn, acknowledged that he is the President and CEO of Little Bay Power Corporation, and acknowledged the foregoing instrument to be the free act and deed of said Little Bay Power Corporation.


                                          ---------------------------------
                                          Notary Public


My Commission Expires:
                        -------------------



STATE OF CONNECTICUT                )
                                    : ss:  Berlin                DATE:
COUNTY OF HARTFORD                  )

         Then personally appeared before me Randy Shoop, who being by me duly sworn, acknowledged that he is the Assistant Treasurer of Northeast Utilities Service Co., Agent for Select Energy, Inc., and acknowledged the foregoing instrument to be the free act and deed of said Northeast Utilities Service Co. in said capacity as Agent for Select Energy, Inc.


                                          ---------------------------------
                                          Notary Public


My Commission Expires:
                        -------------------

                                    EXHIBIT A

                                   DEFINITIONS

         The following terms used in the Mortgage to which this Exhibit A is attached shall have the respective meanings set forth below; definitions expressed in the singular shall import the plural and vice versa. All definitions of agreements or other instruments shall mean such agreements as modified or amended in accordance with the terms thereof and of this Mortgage, or as replaced in accordance with the terms of the Purchase Agreement and this Mortgage.

         "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday or legal holiday in the State of New Hampshire or a day on which banking institutions chartered by the State of New Hampshire or the United States are legally required or authorized to close.

         "CONSENTS" shall mean (i) the appropriate consents of all parties (other than LBP) to the Purchase Agreement assigned pursuant to the Mortgage, and (ii) appropriate consents, non-disturbance agreements and landlord waivers of all Persons, if any, having any interest in the Mortgaged Property.

         "LEGAL REQUIREMENTS" shall mean, as to any Person or the Mortgaged Property (or any part thereof) (i) all laws, rules, rulings, orders, regulations, requirements, ordinances, judgments, decrees and injunctions of any court or governmental agency or authority or any arbitrator applicable thereto, or to the ownership, construction, use, occupancy, possession, operation or maintenance thereof (including, without limitation, all of the foregoing relating to environmental and zoning requirements), (ii) all requirements of each insurance policy or performance bond in effect as of the date hereof covering or applicable thereto or the use thereof and all requirements of the issuer of each such policy or bond, (iii) all requirements or limitations of each permit, license, approval, consent, registration and authorization (public or private) relating thereto, or to the construction, ownership, use, possession, operation or maintenance thereof, (iv) all covenants, agreements, restrictions and encumbrances contained in the Purchase Agreement or any documents delivered thereunder as amended with the written consent of each party thereto or holder of an interest therein in accordance with the terms thereof or in any instrument either of record or known to LBP at the time in force affecting the Mortgaged Property or any part thereof or the ownership, construction, use, occupancy, possession or operation or maintenance thereof,
(v) all manufacturer's or suppliers, warranties and specifications, (vi) in the case of any Person, the partnership agreement, certificate of incorporation, by-laws or other organizational or governing documents of such Person.

         "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature thereof.

         "PERMITTED ENCUMBRANCES" shall mean any of the following:

         (i) Liens for taxes, assessments and other governmental charges not due and payable or which can be paid without penalty or in installments, or which are currently being contested in good faith by appropriate proceedings (unless such contest involves a material risk that the Mortgaged Property or any part thereof, title thereto or any interest therein may be sold, lost or forfeited or the use of the Mortgaged Property interfered with); provided, LBP shall have set aside on its books adequate reserves with respect to any such tax, assessment or other governmental charge so being contested;

         (ii) mechanics' and materialmen's Liens not filed of record and charges not delinquent incident to current construction which have been filed of record but which are being contested in good faith and have not proceeded to judgment (unless such contest involves a material risk that the Mortgaged Property or any part thereof, title thereto or any interest therein may he sold, lost or forfeited or the use of the Mortgaged Property interfered with); provided, LBP shall have set aside on its books adequate reserves with respect to such mechanics' or materialmen's Liens so being contested;

         (iii) workmen's, repairmen's, warehousemen's and carriers' Liens and other similar Liens arising in the ordinary course of business for charges not delinquent or which are currently being contested in good faith by appropriate proceedings (unless such contest involves a material risk that the Mortgaged Property or any part thereof, title thereto or any interest therein may be sold, lost or forfeited or the use of the Mortgaged Property interfered with) provided, LBP shall have set aside on its books adequate reserves with respect to such Liens so being contested;

         (iv) Liens in respect of judgments or awards with respect to which LBP shall in good faith currently be prosecuting an appeal or proceedings for review and with respect to which LBP shall have secured a stay of execution pending such appeal or proceedings for review; provided, LBP shall have set aside an its books adequate reserves with respect to any such judgments or awards;

         (v) easements, rights of way, exceptions, encroachments, reservations, restrictions, conditions or limitations which do not in the aggregate materially interfere with or impair the operation or use of the property affected thereby for the purposes for which it is or may reasonably be expected to be held by LBP;

         (vi) rights reserved to, or vested in, any municipality or governmental or other public authority by the terms of any right, power, franchise, grant, license or permit to control or regulate any part of the Mortgaged Property or to use such property in any manner which does not in the aggregate materially interfere with or impair the operation or use thereof for the purposes for which it is or may reasonably he expected to be held by LBP;

         (vii) any obligations or duties, affecting any part of the Mortgaged Property, to any municipality or governmental or other public authority with respect to any franchise, grant, license, consent or permit which do not in the aggregate materially interfere with or impair the operation or use of such property;

         (viii) present or future valid zoning laws and ordinances, which do not interfere with or impair the operation or use of the property affected thereby for the purposes for which it is or may reasonably be expected to be held by LBP;

         (ix) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;

         (x) the mortgage liens and security interests to secure LBP's obligations under the Purchase Agreement; and

         (xi)     the terms of the JOA.

         "PERSON" shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization or any other judicial entity, or any foreign state or agency or political subdivision thereof.

                                   SCHEDULE 1

                               DESCRIPTION OF LAND

The tract of land situated in Seabrook, in the County of Rockingham, in the State of New Hampshire, described below:

Beginning at the westerly end of a stone wall at the easterly side of U.S. Route 1, Lafayette Road, so-called, and at the southwesterly corner of land now or formerly of Paul Dichter; thence, running, North 83(0)37'30" East, 170.34 feet along said stone wall to a drill hole; thence, North 80(0)37'15" East, 225.37 feet along said stone wall to a drill hole; thence, North 79(0)08'45" East,
126.34 feet along said stone wall to a drill hole at a corner of stone walls; thence, South 5(0)28'25" East, 75.71 feet along a stone wall to drill hole at the easterly end of said stone wall; thence, South 79(0)09'35" East, 48.84 feet; thence, North 74(0)08'45" East, 279.38 feet to a hub; thence, South 11(0)49'10:
East, 123.7 feet; thence, North 81(0)34'05" East, 437.11 feet; thence, North 60(0)27'10" East, 147.31 feet to an iron pipe; thence, North 56(0)55'25" East
452.19 feet; thence, North 13(0)08'05" West, 597.3 feet to land now or formerly of Leonard J. Nangle, et ux., the last thirteen courses being along land of said Dichter; thence, North 76(0)51'50" East, 408.6 feet; thence North 81(0)06'15" East, 56.3 feet; thence, North 77(0)01'05" East, 481 feet; thence, northeasterly by a curve to the right with a radius of 3,000 feet, a distance of 745.98 feet to the Seabrook-Hampton Falls Town line, the last four courses being along land of said Nangles; thence, South 15(0)02'15" East, 8.74 feet; thence, South 75(0)10'15" East, 752.18 feet to land of the Trustees of the Boston & Maine Corporation, Debtor, the last two courses being along said Town line; thence, South 17(0)41'55" West, 48.91 feet; thence, South 86(0)29'00" East, 17.25 feet;
thence, North 17(0)41'55" West, 414.9 feet; thence, South 86(0)29'10" East,
17.02 feet; thence, South 17(0)41'55" West, 839.26 feet; thence, North 81(0)37'45" East, 541.4 feet; thence, easterly by a curve to the right with a radius of 1,114.25 feet a distance of 774.44 feet; thence, South 58(0)32'50" East, 100 feet; thence, North 82(0)14'50" East, 538 feet; thence, South 17(0)00'10" East, 583.73 feet; thence, South 55(0)27'10" West, 1,190.67 feet;
thence, South 63(0)07'45" West, 414.01 feet; thence, North 35(0)43'45" West, 1,126.3 feet; thence, North 55(0)59'15" East, 377.5 feet; thence, North 35(0)43'45" East, 33.71 feet; thence, North 58(0)32'50" West, 90.65 feet;
thence, westerly by a curve to the left, with a radius of 989.25 feet, a distance of 687.56 feet; thence, South 81(0)37'45" West, 602.56 feet to the northeasterly corner of land of said Trustees; thence, South 81(0)37'45" West,
73.5 feet by land of said Trustees; thence, South 82(0)02'00" West, 1,994.29 feet to the northeasterly corner of land now or formerly of Edmond R. Marshall, et ux.; thence, South 81(0)34'05" West, 664.69 feet, along land of said Marshalls to land now or formerly of John Cairo, et ux.; thence, North 4(0)35'45" West, 10.49 feet; thence, South 81(0)34'05" West, 458.5 feet; thence,
South 70(0)03'45" West, 52.44 feet; thence, South 81(0)34'05" West, 458.5;
thence, South 70(0)03'45" West, 52.44 feet; thence, South 81(0)34'05" West,
463.42 feet to the easterly side of said U.S. Route 1, the last four courses being along land of said Cairos; thence, northerly by a curve to the right with a radius of 1,643.49 feet, a distance of 195.55 feet; thence, North 4(0)7'35" East, 85.21 feet to the point of beginning, the last two courses being along said U.S. Route 1.

The above-described tract is shown as Lot 1 on a plan entitled "SUBDIVISION PLAN OF LAND PROPERTIES, INC. & PUBLIC SERVICE CO. OF N.H. SEABROOK, N.H." dated December 5, 1978 and recorded in the Rockingham County Registry of Deeds, Plan No. D 8560.

         Subject to and together with the benefit of all easements and agreements encumbering or appurtenant to said tract of land located in the Towns of Seabrook, Hampton Falls and/or Hampton, Rockingham County, New Hampshire, which are referred to by reference and by recital of source deeds in the deed of Montaup Electric Company to Little Bay Power Corporation, dated November 19, 1999 and recorded Rockingham County Registry of Deeds at Book 3438, Page 1675. Said source deeds are the deed from Properties, Inc. and Public Service Company of New Hampshire, recorded on September 14, 1979 at said Registry at Book 2348, Page 287 (conveying a 1.89989% ownership interest to Montaup Electric Company), and the deed of Public Service Company of New Hampshire, recorded on October 20, 1981 at said Registry at Book 2400, Page 117 (conveying an additional 1.00000% ownership interest to Montaup Electric Company).

         Meaning and intending to describe and mortgage as part of the Mortgaged Property all and the same premises conveyed to Little Bay Power Corporation by the deed of Montaup Electric Company, dated November 19, 1999 and recorded Rockingham County Registry of Deeds at Book 3438, Page 1675.